 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2012

Bank of Marin Bancorp
(Exact name of Registrant as specified in its charter)

California	001-33572	20-8859754
(State or other jurisdiction of incorporation)	(File number)	(I.R.S. Employer Identification No.)

504 Redwood Blvd., Suite 100, Novato, CA	94947
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code: (415) 763-4520

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders held May 15, 2012, the following matters were submitted to a vote of security holders with the indicated number of votes being cast for, against or withheld, and with the indicated number of abstentions:

1.	To re-elect eleven members of the Board of Directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

	Number of Votes
	For	Withheld	Non-Vote
Russell A. Colombo	2,728,708	889,054	1,186,021

Thomas M. Foster	3,582,916	34,846	1,186,021

Robert Heller	3,452,410	165,352	1,186,021

Norma J. Howard	3,581,254	36,508	1,186,021

Stuart D. Lum	3,577,032	40,730	1,186,021

Joseph D. Martino	3,581,494	36,268	1,186,021

William H. McDevitt, Jr.	3,580,231	37,531	1,186,021

Joel Sklar, MD	3,264,524	353,238	1,186,021

Brian M. Sobel	3,578,667	39,095	1,186,021

J. Dietrich Stroeh	3,577,827	39,935	1,186,021

Jan I. Yanehiro	3,332,413	285,349	1,186,021

2.	To approve the advisory vote on executive compensation.

For	Against	Abstain	Non-Vote

3,331,260	86,123	200,378	1,186,021

3.	To ratify the selection of Moss Adams LLP, independent auditors, to perform audit services for the year 2012.

For	Against	Abstain	Non-Vote

4,766,461	28,736	8,586	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 15, 2012	BANK OF MARIN BANCORP
		By:	/s/ Christina J. Cook
Christina J. Cook
Executive Vice President
and Chief Financial Officer